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                                                                   Exhibit 99(C)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO CITIGROUP FUNDING INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                                 INITIAL PRINCIPAL AMOUNT
CUSIP: ___                                              REPRESENTED $___
ISIN: ___                                               representing ___ Notes
                                                        ($10 per Note)

                             CITIGROUP FUNDING INC.
                      Stock Market Upturn Notes Based Upon
                        the S&P 500 Index(R) Due ___, 2007

     Citigroup Funding Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received and on condition that this Note is not redeemed by the Company prior to ___, 2007 (the "Stated Maturity Date"), hereby promises to pay to CEDE & CO., or its registered assigns, the Maturity Payment (as defined below), on the Stated Maturity Date. This Note will not bear interest, is not subject to any sinking fund, is not subject to redemption at the option of the holder thereof prior to the Stated Maturity Date, and is not subject to the defeasance provisions of the Indenture. The payments on this Note are fully and unconditionally guaranteed by Citigroup Inc., a Delaware corporation (the "Guarantor").

     Payment of the Maturity Payment with respect to this Note shall be made upon presentation and surrender of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

     This Note is one of the series of ___ Stock Market Upturn Notes(SM) Based Upon the S&P 500 Index(R) (the "Index") Due ___, 2007 (the "Notes").

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INTEREST

     The Notes do not bear interest. No payments on the Notes will be made until the Stated Maturity Date.

PAYMENT AT MATURITY

     On the Stated Maturity Date, holders of the Notes will receive for each Note the Maturity Payment described below.

DETERMINATION OF THE MATURITY PAYMENT

     The Maturity Payment for each Note equals the sum of the initial principal amount of $10 per Note plus the Index Return Amount.

     The "Index Return Amount" is calculated as follows:

     - If the Index Return is positive, the Index Return Amount will equal the product of:

               $10 * Upside Participation Rate * Index Return.

     - If the Index Return is negative, the Index Return Amount will equal the product of:

               $10 * Index Return

     -    If the Index Return is zero, the Index Return Amount will be zero.

     The "Index Return" equals:

                          Ending Value - Starting Value
                          -----------------------------
                                 Starting Value

     The "Upside Participation Rate" is ___%.

     The "Starting Value" is ___, the closing value of the Index on November 21, 2005.

     The "Ending Value" will be the closing value of the Index on the third Index Business Day before the Stated Maturity Date.

     If no closing value of the Index is available on the third business day before the Stated Maturity Date because of a Market Disruption Event or otherwise, the value of the Index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of the Index obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of the Company's other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of the Index by the calculation


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agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to the Stated Maturity Date.

     An "Index Business Day" means a day, as determined by the calculation agent, on which the Index or any successor index is calculated and published and on which securities comprising more than 80% of the value of the Index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing value of the Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the Company, the Guarantor and the beneficial owners of the Notes, absent manifest error.

     A "Market Disruption Event" means, as determined by the calculation agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) stocks which then comprise 20% or more of the value of the Index or any successor index, (b) any options or futures contracts, or any options on such futures contracts relating to the Index or any successor index, or (c) any options or futures contracts relating to stocks which then comprise 20% or more of the value of the Index or any successor index on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material. For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Index will be based on a comparison of the portion of the value of the Index attributable to that security relative to the overall value of the Index, in each case immediately before that suspension or limitation.

DISCONTINUANCE OF THE S&P 500 Index(R)

     If S&P discontinues publication of the Index or if it or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index, then the value of the Index will be determined by reference to the value of that index, which we refer to as a "successor index."

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to the Company and the Trustee, who will provide notice of the selection of the successor index to the registered holders of the Notes.

     If S&P discontinues publication of the Index and a successor index is not selected by the calculation agent or is no longer published on any date of determination of the value of the Index, the value to be substituted for the Index for that date will be a value computed by the calculation agent for that date in accordance with the procedures last used to calculate the Index prior to any such discontinuance.


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     If S&P discontinues publication of the Index prior to the determination of the Index Return Amount and the calculation agent determines that no successor index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Index Return Amount and (b) a determination by the calculation agent that a successor index is available, the calculation agent will determine the value that is to be used in computing the value of the Index as described in the preceding paragraph. The calculation agent will cause notice of those daily closing values to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation).

     If a successor index is selected or the calculation agent calculates a value as a substitute for the Index as described above, the successor index or value will be substituted for the Index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event occurs.

     All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the Company, the Guarantor and the beneficial owners of the Notes, absent manifest error.

ALTERATION OF METHOD OF CALCULATION

     If at any time the method of calculating the Index or a successor index is changed in any material respect, or if the Index or any successor index is in any other way modified so that the value of the Index or the successor index does not, in the opinion of the calculation agent, fairly represent the value of that index had the changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or the successor index as if the changes or modifications had not been made, and calculate the value of the index with reference to the Index or the successor index. Accordingly, if the method of calculating the Index or any successor index is modified so that the value of the Index or the successor index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust that index in order to arrive at a value of the index as if it had not been modified.

GENERAL

     This Note is one of a duly authorized issue of debt securities of the Company (the "Debt Securities"), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of June 1, 2005 (the "Indenture"), among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     If an Event of Default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes permitted by the


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Indenture will be determined by the calculation agent and will be equal to, with respect to this Note, the Maturity Payment calculated as though the Stated Maturity Date of this Note were the date of early repayment. In case of default at the Stated Maturity Date of this Note, this Note shall bear interest, payable upon demand of the beneficial owners of this Note in accordance with the terms of the Note, from and after the Stated Maturity Date through the date when payment of such amount has been made or duly provided for, at the rate of ___% per annum on the unpaid amount due.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the holders of all Debt Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     The holder of this Note may not enforce such holder's rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company and the Guarantor to pay the Maturity Payment with respect to this Note, and to pay any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

     All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.


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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        CITIGROUP FUNDING INC.


                                        By:
                                            ------------------------------------
                                        Name: Geoffrey S. Richards
                                        Title: Vice President and Assistant
                                               Treasurer


Corporate Seal

Attest:


By:
    ---------------------------------
Name: Douglas C. Turnbull
Title: Assistant Secretary

Dated: November 29, 2005

CERTIFICATE OF AUTHENTICATION
   This is one of the Notes referred
   to in the within-mentioned
   Indenture.

The Bank of New York,
as Trustee


By:
    ---------------------------------
Name: Geovanni Barris


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